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                                                                     EXHIBIT 4.8

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CHENIERE LNG SERVICES, INC.

FIRST: The name of the corporation is Cheniere LNG Services, Inc.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

FOURTH: The total number of shares of capital stock of the corporation shall be One Thousand (1,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

                The following is a statement fixing certain of the designations, preferences and relative, participating, optional or other special rights of the Common Stock of the corporation, and the qualifications, limitations or restrictions thereof:

        I.      Common Stock

                1. Dividends. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation.

                2. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (each, a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the corporation, the holders of the Common Stock upon a Liquidation Event shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

                3. Voting Rights. The holders of the Common Stock of the corporation shall be entitled to one vote for each share of such stock held by them.

        II.     No Preemptive Rights

                No holder of shares of stock of the corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may

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        be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the corporation shall have by binding contract agreed.

FIFTH: The name and mailing address of the directors, who shall serve until the first annual meeting of stockholders or until successors are elected and qualified, are as follows:

                        Names                      Address
                        -----                      -------
                        Charif Souki               333 Clay Street,
                                                   Suite 3400
                                                   Houston, Texas  77002

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SIXTH: To the fullest extent permitted by the General Corporation Law as same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SEVENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

EIGHTH: The corporation hereby elects not to be subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware.

NINTH: The name of the incorporator is Don Turkleson, and his mailing address is 333 Clay Street, Suite 3400, Houston, Texas 77002.

        I, the undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this ____ day of September, 2002.

                                             -----------------------------------
                                             Don Turkleson, Incorporator

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